                                                                   Exhibit 10.16

CONTRACT OF PURCHASE AND SALE


THIS CONTRACT OF PURCHASE AND SALE ("Agreement") is made this ___ day of April, 1997, and constitutes an agreement by Objective Systems Integrators, Inc. or its assigns ("Buyer"), to purchase from the John A. Sobrato 1979 Trust, a California limited partnership ("Seller"), the real property of approximately 14 acres located within Lake Forest Business Park in Folsom, California, together with all improvements, licenses, rights and easements attached to, appurtenant to, located on or used in connection with such real property (collectively, the "Property"), legally defined as follows:

Lot 3, as shown on the official Plat of Lake Forest Industrial Park, recorded in the office of the County Recorder of Sacramento County, on October 22, 1980, APN 071-0530-003.

The Property shall be purchased on the following terms and conditions:

        1. Purchase and Sale. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property upon the terms and conditions herein set forth.

        2. Purchase Price. The purchase price ("Purchase Price") for the Property below shall be Two Million Five Hundred Ninety One Thousand Eight Hundred Twenty and No/100 Dollars ($2,591,820.00), subject to adjustment as provided in this paragraph. The foregoing Purchase Price is based on the assumption that the area of the Property is exactly fourteen (14) acres. On or before the Revocation Date (as defined herein), Buyer shall have the right to cause to be prepared and delivered to Seller a survey of the Property prepared by a licensed civil engineer or licensed land surveyor containing such engineer's or surveyor's certification of the area of the Property contained within the boundary lines of the Property (including landscape, utility and other easements but excluding any area which is within the right of way of any existing public street or highway). Such survey shall establish the area of the Property, absent manifest error. If the area of the Property established by such survey is more or less than fourteen (14) acres, the Purchase Price shall be adjusted to that amount which is equal to the product obtained by multiplying Four Dollars and Twenty-Five Cents ($4.25) per square foot by the area of the Property expressed in square feet.

        3. Payment of Purchase Price. The Purchase Price for the Property shall be payable as follows:

                A. Deposit. The date upon which an original of this Agreement is executed by Seller and delivered to Buyer shall be deemed the "Effective Date". Within three (3) days following the Effective Date, Buyer shall deliver to Santa Clara Land Title Insurance Company ("Title Company") cash or certified funds in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) ("Initial Cash Deposit"). The Initial Cash Deposit shall be returnable upon demand by Buyer until 5:00 p.m. (PST) on the date that is sixty
(60) days after the Effective Date ("Revocation Date"). If Buyer does not make such demand on or before the Revocation Date, Buyer shall increase the Initial Cash Deposit to a total of One Hundred Thousand and No/100 Dollars ($100,000.00) ("Total Cash Deposit"). Except as otherwise provided in the Agreement, after the Revocation Date the Initial and Total Cash Deposits shall be either (i) paid to Seller as part of the Purchase Price at Close of Escrow, (ii) returned to Buyer in the event this Agreement is terminated because of the failure of a condition for the benefit of Buyer or because of a material default by Seller, or (iii) paid to Seller as liquidated damages pursuant to paragraph 16A hereof in the event this Agreement is terminated because of a default by Buyer of its obligation to purchase the Property. The Total Cash Deposit shall be deposited by Escrow Holder in an interest bearing account and interest shall be payable to Buyer's account and shall be applied and credited toward payment of the Purchase Price. In the event of Buyer's default hereunder, Escrow Holder is authorized to deliver to Seller the Total Cash Deposit, including accrued interest upon demand from Seller.
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                B.      Cash Balance. Buyer shall deliver additional cash or
certified funds (the "Cash Balance") which, when added to the Total Cash Deposit, shall equal closing ("Closing"), which Closing shall occur on or before ninety (90) days following the Effective Date ("Scheduled Closing Date").

        4. Buyer's Conditions Precedent to Close of Escrow. Buyer's obligation to purchase the Property pursuant to this Agreement is subject to the following conditions and contingencies:

                A. Approval of Preliminary Title Report. Buyer shall have fourteen (14) business days from Seller's delivery of a current preliminary title report on the Property issued by the Title Company (including copies of all underlying exceptions to title referenced in such title report) to notify Seller in writing ("Buyer's Title Notice") of any objections or conditional approval of any matters shown in the Report. The failure of Buyer to give Buyer's Title Notice within the 14 day period shall be deemed to constitute Buyer's approval of condition of title to the property. If Buyer disapproves or conditionally approves any matter of title shown, in the report, then Seller may, but is not obligated to, within 10 days after its receipt of Buyer's Title Notice, elect to eliminate or ameliorate to Buyer's satisfaction, the disapproved or conditionally approved title matters, by giving Buyer written notice of those disapproved or conditionally approved title matter's ("Seller's Title Notice"), if any, that Seller agrees to eliminate or ameliorate, by the closing date, provided that Seller shall have no obligation to pay any consideration or incur any liability in order to eliminate or ameliorate such disapproved title matters. If Seller does not elect to eliminate or ameliorate disapproved or conditionally approved title matters, or if Buyer reasonably disapproves Seller's Title Notice, or if Seller fails to timely deliver Seller's Title notice, then Buyer shall have the right, upon delivery to Seller and Escrow Holder (on or before five days following the expiration of Seller's election period) of a written notice to either: (i) waive its prior disapproval in which event said disapproved matters shall be deemed approved; or (ii) terminate this Agreement and the Escrow created pursuant hereto and receive a refund of the Initial Cash Deposit. Failure to take either one of these actions described above shall be deemed Buyers election to take the action described in
(i) above. If the Title Company issues any supplement to the preliminary title report for the Property delivered to Buyer which supplement identifies any new matters not contained in the first preliminary title report, then Buyer shall have the right to deliver written notice of its objection to the same, in the manner described above, and Seller shall have the same right to eliminate or ameliorate such new title matter, all in accordance with the same procedure, and the same time frames, as stated above, but measured from the date Buyer receives such supplement to the preliminary title report (and Close of Escrow shall be extended to the extent necessary to allow the procedures described in this subparagraph 4(A) to be completed with respect to any such new matter described by an such supplement to the first preliminary title report.) Notwithstanding anything contained herein, Buyer shall have no obligation to approve, and seller shall eliminate prior to Close of Escrow as exceptions to title, any mortgage, deed of trust, judgment lien, tax lien, mechanic's lien, or other encumbrance securing the payment of money.

                B. Inspection of Property. Buyer and its consultants shall have the right to enter the Property only during normal business hours upon reasonable notice to Seller for the purpose of inspecting all aspects of the Property to determine its present condition including the right to conduct reasonable soils tests, environmental assessment work, engineering studies and surveys. Buyer shall indemnify and hold Seller and the property harmless from any damage, liability, expense, claim, cost, lien, action or judgment including the cost of Seller's reasonable attorney's fees for or related to labor or services performed or materials furnished to or for Buyer or for personal injury, death or property damage arising out of or resulting from actions taken by Buyer or any of its employees, agents or independent contractors during any entries upon the Property. Buyer shall restore the Property to good, safe, and clean condition and repair after concluding such tests and activities. Buyer further agrees to reimburse Seller for all physical damage to the Property caused by such testing if Buyer does not purchase the property.

                C. Review of Documents. Seller shall, within five (5) business days following the Effective Date, deliver to Buyer for Buyer's review and approval (collectively "Property Documents"): (i) a copy of the most recent tax bills for the Property; and (ii) copies of any soil and groundwater
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contamination reports, and any other environmental audit report to the extent such reports have been prepared and are within Seller's possession or control; and (iii) copies of all documents in Seller's possession or control which relate to the ownership, development, or condition of the Property (excluding documents recorded in the public records.) Buyer may order such environmental site assessments as Buyer may desire and Seller will cooperate to enable the reports to be made. Buyer shall pay the costs of such reports and agrees to reimburse Seller for any physical damage to the Property caused by such testing. In the event Buyer discovers any substance or material that has been determined by any state, federal or local authority or regulatory body to be capable of posing a risk of injury to health, safety, and/or property ("Hazardous Materials") on the Property at any time prior to Closing, or if Buyer discovers that contamination of property adjacent to the Property poses a material threat of contaminating the Property by migration, Buyer shall have the option to terminate this agreement by written notice and shall receive a full refund of the Total Cash Deposit with accrued interest thereon.

                D. Independent Judgment. make its own determination as to the scope of the due diligence investigation of the Property within the time period as provided for in this Section 4. In making such determination, Buyer acknowledges and agrees that Buyer has not and shall not rely on any of the studies, reports, documents, work product, maps or other materials or information pertaining to the soil and ground water contamination or other environmental contamination reports, if any, delivered or made available to Buyer from Seller, Seller's agents or representatives (collectively, "Seller's Reports"). It is specifically understood and agreed that, to the extent that Seller delivers (or makes available) to Buyer any Seller's Reports, Seller does so strictly as an accommodation to Buyer. In the event Buyer does not purchase the Property, Buyer shall use reasonable efforts to keep all information obtained by Buyer relating to the Property (which information is referred to herein as "Confidential Information") confidential and shall not disclose any Confidential Information to a third party without the consent of Seller. Buyer's obligation to use reasonable efforts shall include, but not be limited to the following: (i) notifying its employees (but not any agents or contractors of Buyer) of the confidential nature of the Confidential Information and of the agreement contained in the immediately preceding sentence, and (ii) not disclosing the Confidential Information to any newspaper, journal, magazine or other news media, or any other person. Nothing in the paragraph shall be deemed to preclude Buyer from disclosing any information (a) that has been released into the public domain, or (b) pursuant to law or judicial process.

                E. Buyer's Right to Terminate. In the event Buyer, in its sole and absolute discretion, does not desire to purchase the Property for any reason, Buyer shall have until 5:00 p.m. (PST) on the Revocation Date to elect to terminate this Agreement and receive a full refund of its Initial Cash Deposit plus any interest earned on the Initial Cash Deposit. Buyer shall exercise such right to terminate, if at all, by delivering to Seller a written notice to terminate which notice shall be received by Seller on or before the Revocation Date. In the event Buyer does not timely notify Seller of its intention to terminate this Agreement on or before the Revocation Date, this Agreement shall remain in full force and the parties shall proceed to closing in accordance with the terms of the Agreement. In the event Seller fails to deliver any of the Property Documents to Buyer within five business (5) days following the Effective Date, the Revocation Date and Scheduled Closing Date shall automatically be extended by the number of days equal to the number of days delay in delivering all Property Documents beyond such five (5) business-day period.

        5. Policy of Title Insurance on Real Property. Seller agrees to convey to Buyer (or its assignee), by grant deed, good, marketable and insurable title to the Property, subject only to the title exceptions approved or deemed approved by Buyer pursuant to Section 4(A) above ("Permitted Exceptions"). For purposed of this Agreement, good, marketable and insurance title shall mean such title as evidenced by the Title Company issuing to Buyer at the Closing a CLTA Owner's Policy of Title Insurance in form and substance reasonably satisfactory to Buyer (the "Policy"), insuring Buyer or its assignee in the amount of the Purchase Price that title to the Property is vested in Buyer on the Closing, subject only to the exceptions to title approved by Buyer under Section 4(A). Buyer may elect to obtain ALTA title insurance coverage, rather than the CLTA Owner's Policy described above, subject to the
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following conditions: (I) provision of such coverage shall not delay the close of escrow; (ii) Buyer shall pay all additional costs of obtaining such coverage, including the cost of any required survey; (iii) Buyer shall obtain and deliver to the Title Company any required survey and order the Title Company's inspection of the Property in sufficient time in advance so that any additional exceptions resulting from the Title Company's review of the survey and inspection will be reviewed and approved or disapproved by Buyer in the manner described in subparagraph 4A hereof, and (iv) Seller shall have the option (but not the obligation ) to cure any such disapproved exceptions as described in subparagraph 4A hereof;

        6.      Covenants Regarding Closing.

                A. Seller's Deliveries to Title Company. Seller agrees to deliver to Title Company on or prior to the Closing, (i) a Grant Deed duly executed and acknowledged by Seller, conveying the Property to Buyer (or its assignee); (ii) a federal non-foreign person affidavit (FIRPTA Affidavit); (iii) a California Form 590 withholding exemption certificate; and (iv) Seller's share of costs and prorations for closing required to be paid by Seller hereunder.

                B. Other Covenants of Seller. Prior to Closing, Seller covenants and agrees that it will: (i) keep in full force all insurance policies affecting the Property; (ii) keep the Property in its present condition; and
(iii) keep the Property free and clear from any and all claims, liens, demands arising out of any work performed or materials furnished with respect to the Property.

                C. Buyer's Deliveries to Title Company. Buyer agrees to deliver to Title Company, on or prior to the Closing, for disbursement as provided in the Agreement (i) the Cash Balance, together with Buyer's share of costs and prorations required to be paid buy Buyer under this Agreement; and
(ii) evidence satisfactory to Title Company that Buyer is qualified to hold and own real estate in the State of California.

        7. Escrow Opening and Closing Costs. Upon Effective Date, an escrow shall be opened by the Parties at Title Company for the Closing which shall occur on or before the Scheduled Closing Date. In the event Buyer elects to close escrow before the Scheduled Closing Date, Buyer shall give written notice to Seller of such election at least five (5) business days preceding the elected earlier date for Closing and the closing shall occur on such earlier date. Buyer and Seller agree to execute such documents as the Title Company may reasonable require to open escrow and close the transaction contemplate by this Agreement.

        8. Costs and Expenses. Seller shall pay the premium for the Policy, the escrow fee, and one-half (1/2) of the documentary transfer taxes and city transfer taxes payable in connection with the recordation of the Grant Deed, and all such other closing costs related to the conveyance of the Property customarily paid by sellers in Sacramento County. Buyer shall pay one-half (1/2) of the documentary transfer taxes and city transfer taxes payable in connection with the recordation of the Grant Deed and all such other closing costs related to the conveyance of the Property customarily paid by Buyer in Sacramento County and shall assume all assessments of record. Buyer shall pay legal fees and fees of other consultants retained by Buyer and Seller shall be responsible for the payment of legal fees and fees of other consultants retained by Seller. Real estate taxes, rents, utilities and other expenses shall be prorated as of the date of the Closing.

        9. Disbursements and Other Actions At the Closing. When, and only when the Title Company (i) has received all the funds, documents and items described in Section 6, and (ii) is in a position to issue the Policy to Buyer in the form described in Section 5 above, then the Title Company is authorized to take the following actions at or immediately after the Closing:

                A. Recording. Cause the Grant Deed, and any other documents which the parties may mutually direct, to be recorded in the Official Records of Sacramento County;
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                B.      Funds. All items chargeable to the account of Seller
pursuant hereto, including the payment for recording and escrow fees shall be deducted from the Purchase Price deposited by Buyer as follows and the remaining balance shall be paid to Seller or as Seller may direct;

                C. Disbursement of Documents to Buyer. Disburse to Buyer the Bill of Sale and Assignment of Rights, and, after recording, the Grant Deed; and

                D. Issuance of Policy. Cause the Title Policy to be issued and delivered to Buyer in accordance with Section 5.

        10. Seller's Representations and Warranties. The following constitute representations and warranties of Seller which are true and accurate as of the date hereof and which shall be true and correct as of the Closing.

                A. Seller has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement.

                B. This Agreement and all documents required hereby to be executed by Seller shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms.

                C. Neither the execution and delivery of this Agreement, nor the assumption of the obligations herein set forth, nor the consummation of the transactions herein contemplated will conflict with or result in a breach of any conditions or provisions of, or constitute a default under, any contract, agreement, or other obligation to which Seller is a party.

                D. Seller has no knowledge, except as otherwise disclosed to Buyer in this Agreement or in writing delivered prior to close of escrow, of the existence or prior existence on the Property of any Hazardous Material. To Seller's knowledge, no summons, citation, directive, order or other communication has been issued to Seller arising out of or relating to the presence of Hazardous Materials on the Property.

                E. Seller has not received written notice of any pending or planned public improvements or assessments that involve or will involve the Property or result in any charge or lien against the Property.

                F. Seller has received no written notice of, and has no knowledge of, (I) any pending or threatened action or proceedings relating to the Property or, if such claim relates to the Property, against Seller, or (ii) any pending or threatened condemnation or zoning proceeding affecting the Property.

                G. To Seller's knowledge, title to the Property is not subject to any liens, encumbrances, easements, licenses, leases or other exceptions to fee title except those which are described by the preliminary title report received by Buyer.

                H. To Seller's knowledge, there is no agreement or other undertaking with any person or governmental entity that limits the use or development of the Property or the availability of all necessary utilities for the development of the Property, nor is there any state of facts or condition affecting the Property which would materially and adversely affect Seller's ability to develop the Property, except as set forth in the zoning, building codes and other laws of general applicability to the Property.

        11. Buyer's Representations. The following constitute representations and warranties of Buyer which are true and accurate as of the date hereof and which shall be true and correct as of the Closing:
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                A.      Buyer has the legal power, right and authority to enter
into this Agreement and to consummate the transactions contemplated hereby and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of the Agreement, except as expressly set forth herein.

                B. This Agreement and all documents requires hereby to be executed by Buyer shall be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms.

                C. Neither the execution and delivery of this Agreement, nor the assumption of the obligations herein set forth, nor the consummation of the transactions herein contemplated will conflict with or result in a breach of any conditions or provisions of, or constitute a default under, any contract, agreement, or other obligation to which Seller is a party.

        12. Sold in "As Is" Condition. Buyer is acquiring the Property strictly "AS-IS" and "WITH ALL FAULTS", in the condition of the Building that exists on the Revocation Date and assumes the risk that adverse physical conditions may not have been revealed by its investigation. Except with respect to those express covenants, representations and warranties made in Section 10, Buyer acknowledges and agrees that neither Seller or Seller's agents or representatives, have made any covenants, representations or warranties of any kind or nature whatsoever, either express or implied, oral or written, with respect to (i) the physical condition of the Property, (ii) the development potential of the Property (iii) any Seller Reports furnished pursuant to Section 4, or (iv) any other matters related thereto or to this Agreement. Except for those express representations made in Section 10 by Seller, Buyer further agrees that it is not relying on any covenant, representation or warranty, express or implied, oral or written, with respect to (i) the physical condition of the Property, (ii) the development potential of the Property (iii) any Seller Reports furnished pursuant to Section 4, or (iv) any other matters related thereto or to this Agreement.

        13. Condemnation and Destruction. If, prior to the Closing, all or any of the Property is destroyed by fire or other cause or if the property is made the subject of eminent domain proceedings, Buyer may, at its option, elect to (i) terminate the Agreement, in which event each party shall pay one-half the costs of any cancellation fee charged by Title Company, or (ii) continue this Agreement in effect and proceed to close in accordance with this Agreement. If Buyer elects to close, Buyer shall be entitled to receive and keep any compensation, awards, insurance proceeds or other relief and Buyer and Seller shall proceed with the Closing without modification of the terms of the Agreement and without any reduction in the Purchase Price. If Buyer does not elect to close, Buyer shall receive a refund of the Initial Cash Deposit or Total Cash Deposit plus any accrued interest. Upon the request of Buyer, Seller agrees to execute such reasonable documents and take such actions as may be reasonably necessary for Buyer to receive the insurance proceeds and/or condemnations awards described in this Section 13.

        14. Notices. All notices of other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed given upon delivery (if personally delivered) or forty eight
(48) hours after deposit in the United States Mail (if mailed):

To Buyer:                       To Seller:              To Title Company:
Objective Integrators, Inc.     Sobrato Development     Santa Clara Land Title
Blue Ravine Road                10600 N. DeAnza Blvd.   701 Miller Street
Folsom, CA  95630               Cupertino, CA  95014    San Jose, CA  95110
Attn:  Phil Cardman             Attn:  Phil Taylor      Attn: Linda Tugade
Notice of change of address shall be given to the other party by written notice in accordance with this Section 14.

        15. Brokers. Each party represents and warrants to the other that it has engaged no broker, agent, or finder, licensed or otherwise, except CB Commercial Real Estate and Colliers Ileff Thorn whose commission shall be paid by Seller provided escrow closes in accordance with Section 9 above. In such event, the amount of commission paid to CB Commercial shall be equal to 3% of the Purchase Price and the amount of commission paid to Colliers Ileff Thorn shall be equal to 2% of the Purchase Price. In the event that escrow fails to close for any reason, no commission shall be payable (including as a result of a default by Seller or Buyer, the failure of a condition, or rescission), and under no circumstances shall Buyer have any obligation to pay any commission or damages for failing to close to any broker engaged either by Seller or Buyer in connection with this transaction. In the event of any additional claim for a finder's fee or commission in connection with the negotiation, execution, or consummation of this transaction based upon either party's representation, or agreement, such party shall indemnify, hold harmless, and defend the other party from and against such claim or liability including without limitation reasonable attorney's fees and court costs.

        16.     Legal and Equitable Enforcement of this Agreement:

                A. Default by Buyer. IN THE EVENT THE CLOSING DOES NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY DEFAULT OF BUYER, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER AS A RESULT THEREOF. THEREFORE BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT AS A RESULT THEREOF IS AND SHALL BE, AS SELLER'S SOLE AND EXCLUSIVE REMEDY, AN AMOUNT EQUAL TO THE INITIAL CASH DEPOSIT OR TOTAL CASH DEPOSIT (IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT ONLY) THEN IN THE POSSESSION OF THE TITLE COMPANY AND ANY ACCRUED INTEREST THEREON. BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT SAID AMOUNT IS A REASONABLE SUM AND SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR BREACH OF THIS AGREEMENT BY BUYER, ALL OTHER CLAIMS TO DAMAGES AND ANY OTHER RELIEF, RIGHT OR REMEDY, AT LAW OR IN EQUITY, TO WHICH SELLER MIGHT OTHERWISE BE ENTITLED BY REASON OF BUYER'S DEFAULT BEING HEREIN EXPRESSLY WAIVED BY SELLER. IN THE EVENT THAT BUYER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, THIS AGREEMENT SHALL BE TERMINATED AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER EXCEPT FOR THE RIGHT OF SELLER TO RECEIVE SUCH LIQUIDATED DAMAGES.

Initials:         Buyer  ________                    Seller  ________

                B. Default by Seller. In the event the Closing does not occur as herein provided by reason of any default by available at law or in equity under California law, including the right (i) to terminate this Agreement and to receive the prompt refund of the Initial Cash Deposit or Total Cash Deposit (together with all accrued interest thereon), as applicable, plus reimbursement by Seller of all costs, fees, and expenses incurred by Buyer in connection with this transaction, including reasonable attorney's fees, or (ii) to enforce specific performance of this Agreement or (iii) to pursue any other remedy available to Buyer in law or in equity, including its claim for damages.

        17. Work Product. Effective upon and in the event of a termination of this agreement for any reason, Buyer shall assign and deliver to Seller, and does hereby assign without the need for any further act or instrument, all reports, plans, studies, documents, written information and the like which has been generated by buyer in house or by Buyer's third party consultants, whether prior to the opening of escrow or during the period of escrow in connection with Buyers proposed acquisition, use, sale or development of the property (collectively "Work Product"). In such event , Buyer shall deliver the Work Product which has been assigned to seller not later than five (5) days after the termination of this Agreement. The work product shall be fully paid for and shall not be subject to any lien, encumbrance or claim of any kind.

Buyer shall also return all information and materials given to it by Seller or its consultants during escrow, in the same condition as delivered to Buyer.

        18.     Miscellaneous.

                A. Attorney's Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach or interpretation of this Agreement, then in that event the prevailing party shall be entitled to recover from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees. In addition, the prevailing party shall be entitled to recover all costs and expenses including reasonable attorney's fees incurred by the prevailing party in enforcing any judgment against the other party. The foregoing provision relating to post-judgment costs is intended to be severable from all other provisions of this Agreement.

                B. Buyer's cooperation in a Section 1031 Tax Deferred Exchange. Seller shall have the right to require the transfer of the Property be effected by means of an IRS code Section 1031 tax deferred exchange and that the Seller's rights and obligations under this Agreement may be assigned and/or novated to another party for the purpose of completing such exchange without the consent of Buyer. Buyer agrees to cooperate with the Seller and said other party in a manner reasonably necessary to complete said exchange at no additional cost or liability to Buyer, which cooperation shall include, without limitation, executing such documents as made be reasonably necessary to effectuate such exchange.

        Seller shall hold Buyer harmless from and indemnify and defend it against any and all actions, causes of actions, claims, liens or other proceedings, judgments, obligations, damages, losses or other liabilities, and from all costs incurred in connection with the defense of any such claim or claims, including reasonable attorney's fees and costs arising from, relating to or connected with (i) any claim against Buyer arising out of or relating to its participation in any exchange effectuated or attempted by Seller involving the Property, and (ii) any other aspect of the accommodation by Buyer of any exchange effected or attempted by Seller involving the Property. Seller's indemnity obligation under this Section shall survive the Closing. In no event shall (i) Buyer be required to take title to any other property in carrying out this provision; or (ii) any such exchange extend the Scheduled Closing Date or
(iii) Buyer be required to assume any debt or execute any representation, warranty, or indemnity for the benefit of a third party. Seller shall be responsible for all costs and expenses reasonably incurred by Buyer in implementing a tax deferred exchange benefiting Seller.

                C. Costs. Unless otherwise specifically provided for herein, Seller shall be responsible for all costs and expenses incurred by Seller in effecting these transactions and Buyer shall be responsible for all costs and expenses incurred by Buyer in effecting these transactions.

                D. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties relating to the subject matter hereof and may only be modified or amended by a written instrument executed by the party against which enforcement of such amendment is sought. This Agreement supersedes any prior agreements or negotiations of the parties. If any provision or portion hereof shall be unenforceable, the remaining provisions or portions of this Agreement shall be construed as if such provision or portion had not been inserted herein. Each party has had independent legal advice on this Agreement, or the opportunity to do so, and the meaning of the provisions hereof; any interpretation shall be made in a neutral manner not for or against either party based upon any attribution to such party as the source of the language in question.

                E. Time of Essence. Time is of the essence of each and every term, condition, obligation and provision hereof and failure to comply with this provision shall be a material breach of this Agreement.

                F. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same agreement binding all parties signatory to any counterpart.

                G. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California. Venue shall be in Sacramento County.

                H. No Third Party Benefit. This Agreement is intended to benefit only the Buyer and Seller and no other person or entity shall acquire any rights hereunder provided that this sentence shall not limit the right of Buyer to assign its rights under this Agreement.

                I. No Waiver. No failure to act or enforce a right available to either party shall act as a waiver of that party's right and no waiver of any right shall act as a waiver of any other right or of any future application of the same right.

                J. Severability: If any term or provision of this Agreement is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Agreement shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

                K. Successors And Assigns: The covenants and conditions of this Agreement shall apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder. Notwithstanding anything to the contrary in the Agreement, Buyer shall have the right to assign the Agreement, or any of its rights, duties or obligations hereunder, to an entity in connection with the implementation of any financing for the purchase of the Property, including a sale/leaseback, any transaction commonly known as a "synthetic lease", "tax ownership/operating lease", or "off balance sheet financing", or any other arrangement with a related or unrelated entity pursuant to which the assignee grants to Buyer (or any subsidiary or affiliate of Buyer) the right to lease the Property following closing of the transaction contemplated by this Agreement. In connection with any assignment by Buyer permitted by this subparagraph, Buyer shall not be required to delegate any of its duties under the Agreement, nor shall the assignee be required to assume any of the obligations or liabilities of Buyer under the Agreement (including liability for Buyer's representations and warranties under the Agreement), but whether or not such duties are delegated or assumed, Buyer shall remain personally liable for the performance of all of its obligations under this Agreement following any such assignment. Additionally, Buyer, at no cost to Seller, may cause Seller to transfer the Property at Close of Escrow to a designee or nominee of Buyer.


IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement and year first above written.

Buyer:                                                Seller:
Objective Systems Integrators, Inc.    The John A. Sobrato 1979 Trust


By:  /s/ Philip N. Cardman                   By:  _____________________________
     ------------------------------
Date:  April 7, 1997                         Date:  ___________________________
     ------------------------------
Its:  VP and General Counsel                 Its:  ____________________________
     ------------------------------

The undersigned brokerage firms execute this Agreement solely for the purpose of approving and accepting the provisions and limitations of Paragraph 15 hereof entitled "Brokers."

CB COMMERCIAL REAL ESTATE

By:  ____________________________________

COLLIERS ILEFF THORN

By:  ____________________________________




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